                                                                     EXHIBIT 1.1


                       IRVINE APARTMENT COMMUNITIES, L.P.

                                  $250,000,000

                           MEDIUM-TERM NOTES, SERIES A

                     Due 9 Months or More from Date of Issue

                             Distribution Agreement





                                                                  April 9, 1998



J.P. MORGAN SECURITIES INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
c/o J.P. Morgan Securities Inc.
    60 Wall Street
    New York, New York 10260

Ladies and Gentlemen:

               Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Operating Partnership of its Medium-Term Notes, Series A Due 9 Months or More from Date of Issue (the "Securities") in an aggregate initial offering price of up to $250,000,000, as such amount shall be reduced by the aggregate initial offering price of any other debt securities issued by the Operating Partnership, whether within or without the United States ("Other Securities") pursuant to the registration statement referred to below, and agrees with each of you (individually, an "Agent", and collectively, the "Agents", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Securities will be issued from time to time under an indenture dated as of October 1, 1997, as amended by Supplemental Indenture

No. 2 dated as of April __, 1998 (as so amended, "Indenture") between the Operating Partnership and U.S. Bank Trust National Association with offices in California, formerly First Trust of California, National Association, as Trustee (the "Trustee"). The Securities shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Operating Partnership in accordance with the Indenture.

               On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein including
Section 14 and the next sentence of this paragraph, and to the reservation by the Operating Partnership of the right to sell Securities directly to investors on its own behalf, the Operating Partnership hereby (i) appoints the Agents as agents of the Operating Partnership for the purpose of soliciting and receiving offers to purchase Securities from the Operating Partnership by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof. Notwithstanding any provision of this Agreement to the contrary, the Operating Partnership shall have the right to sell Securities directly on its own behalf, and may in its discretion solicit and accept offers to purchase and accept unsolicited offers to purchase Securities directly on its own behalf or from any broker or dealer not a party to this Agreement (whether acting as principal or as agent) provided that (i) if any such broker or dealer is acting on an agency basis such offer to purchase was not solicited by the Operating Partnership or the Company and such broker or dealer is engaged on terms substantially similar (including with respect to commissions) to those set forth in this Agreement and (ii) each Agent is given notice of such purchase, including in the case of any such agency sale the terms of engagement of such broker or dealer, by the Operating Partnership promptly after the purchase is agreed to. Each Agent acknowledges that, in the case of any sale of Securities by the Operating Partnership not resulting from a solicitation made or offer to purchase received by such Agent, or arising in connection with a purchase by such Agent as principal, no commission shall be payable by the Operating Partnership to such Agent with respect to such sale.

               The Operating Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is 333-27181) on Form S-3 relating to debt securities (the "Shelf Securities") to be issued from time to time by the Operating Partnership. The Operating Partnership has also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the registration statement that will describe certain terms of the Securities. The registration statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement



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

specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

               If the Operating Partnership elects to rely upon Rule 434 ("Rule 434") promulgated under the Securities Act, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). If Rule 434 is relied on, the term "Prospectus" shall refer to the Basic Prospectus together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

               Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), owns a general partnership interest in the Operating Partnership and is its sole managing general partner. The Operating Partnership owns and operates the "Properties" (as defined in the Prospectus). The Operating Partnership holds general and limited partnership interests in San Rafael Apartments Limited Partnership, a California limited partnership (the "Property Partnership"), which owns one of the Properties. The Company, the Operating Partnership and the Property Partnership are herein collectively referred to as the "REIT Entities" and all references to properties and assets of the REIT Entities include, without limitation, the Properties, unless otherwise noted. For purposes of this Agreement (i) the Operating Partnership and each other subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Company is deemed a "Subsidiary" of the Company and (ii) the Property Partnership and each other subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Operating Partnership is deemed a "Subsidiary" of the Operating Partnership.

        1.     Representations.



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               (a) The Operating Partnership and the Company each represents and warrants to, and agrees with, each Agent as of the Commencement Date, as of each date on which the Operating Partnership accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Operating Partnership issues and sells Securities and as of each date the Registration Statement or the Prospectus is amended or supplemented as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                      (i) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; and the Registration Statement and Prospectus, as amended or supplemented, if applicable, comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively, the "TIA"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the TIA of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by any Agent expressly for use therein;

                      (ii) Incorporation by Reference. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (iii) Independent Accountants. The accountants who have certified certain financial statements and supporting schedules that have been included or incorporated by reference



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in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act.

                      (iv) Financial Statements. The historical financial statements of the Operating Partnership, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Operating Partnership and its Subsidiaries taken as a whole as of the dates indicated and the results of operations and the changes in their consolidated cash flows for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the Securities Act (including, without limitation and if and to the extent applicable, Rule 3-14 and Rule 3-15 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; the financial information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, the Operating Partnership is not subject to any material indebtedness, obligation or liability, contingent or otherwise;

                      (v) Summaries of Revenue. The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; the pro forma consolidated financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus fairly present such pro forma information taken as a whole for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Operating Partnership and its Subsidiaries included in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared were, when such pro forma financial statements were prepared, reasonable and are summarized in the notes thereto, and any such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act (including, without limitation, Regulation S-X promulgated by the Commission), and any such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements;

                      (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been



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any material change in the partners' capital or long-term debt of the Operating
Partnership and its consolidated Subsidiaries, or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the REIT Entities considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus none of the REIT Entities nor any of their Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the REIT Entities and their Subsidiaries taken as a whole;

                      (vii) Good Standing of the Operating Partnership and the Property Partnership. Each of the Operating Partnership and the Property Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact its business and is in good standing in California, which is the only other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the REIT Entities taken as a whole;

                      (viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the REIT Entities, taken as a whole; other than the Operating Partnership, the Company has no "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (the "Significant Subsidiaries"); the Operating Partnership has no Significant Subsidiaries;

                      (ix) Authorization of Agreements. This Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Company;

                      (x) Authorization and Description of Securities. The Securities have been duly authorized, and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Operating Partnership entitled to the benefits provided by the Indenture, enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability; the Indenture has been duly authorized, executed and delivered by the Operating Partnership and qualified under the TIA and



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constitutes a valid and binding agreement of the Operating Partnership, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Indenture conforms, and the Securities of any particular issuance of Securities will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Securities;

                      (xi) Absence of Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, the articles of incorporation (the "Articles of Incorporation") or by-laws of the Company, the certificates of limited partnership of the Operating Partnership and the Property Partnership, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of January 20, 1998, as amended (the "OP Agreement"), the partnership agreement of the Property Partnership (the "Property Partnership Agreement"), or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the REIT Entities is a party or by which any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the REIT Entities taken as a whole; the issue and sale of the Securities and the performance by the Operating Partnership of all its obligations under the Securities and the Indenture and the performance by each of the Operating Partnership and the Company of all their respective obligations under this Agreement and the consummation of the transactions herein and therein contemplated (A) do not and will not contravene (1) the Articles of Incorporation or by-laws of the Company, the certificates of limited partnership of the Operating Partnership and the Property Partnership, the OP Agreement or the Property Partnership Agreement, or (2) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company or its Subsidiaries is a party or by which any of them or their respective properties is bound that is material to the Company and its Subsidiaries, taken as a whole, or (3) any provision of applicable law or statute, or (4) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries except for a contravention which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of, with respect to clauses (A)(2), (A)(3) and (A)(4), the Company and its Subsidiaries, taken as a whole and (B) does not require any consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body for the issue and sale of the Securities by the Operating Partnership or the consummation by the Operating Partnership or the Company, as the case may be, of the transactions contemplated by the Indenture, this Agreement or any applicable Terms Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act or the TIA and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agents;

                      (xii) Absence of Proceedings. There are no legal or governmental proceedings pending or threatened to which any of the REIT Entities is a party or to which any of



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the Properties is subject that are required to be described in the Registration
Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

                      (xiii) Title to Property. The Operating Partnership has (whether directly or indirectly through the ownership of the Property Partnership) good title in fee simple to the Properties and good title to all personal property owned as is material to the business of the REIT Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or in title policies held by the Operating Partnership or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the REIT Entities; any real property held under lease by any REIT Entity is held by it under valid, subsisting, enforceable leases, and no default by any REIT Entity has occurred and is continuing thereunder, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by any REIT Entity; the operation of the buildings, fixtures and other improvements located on the Properties as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole; neither the Company nor the Operating Partnership has received notice of any proposed special assessment or any proposed material change in any property tax, zoning or land use laws or availability of water for irrigation affecting all or any portion of the Properties; there do not exist any material violations of any declaration of covenants, conditions and restrictions with respect to any of the Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and the improvements comprising any portion of the Properties (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning servicing the Improvements) are in good condition and proper working order and are free of material defects;

                      (xiv) Insurance. The REIT Entities have and will maintain liability, property, casualty and other insurance policies, with respect to each of the Properties, insuring them against the risks of loss (other than with respect to loss from earthquakes) arising out of or related to their businesses, in an amount and on such terms as is adequate and appropriate for such businesses;

                      (xv) Investment Company Act. Neither the Operating Partnership nor the Company is, and after giving effect to the offering and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");



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                      (xvi) Environmental Laws. The Properties are, to the best
knowledge of the REIT Entities, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), and the REIT Entities (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole;

                      (xvii) Environmental Liabilities. To the best knowledge of the Company and the Operating Partnership, there are no costs and liabilities associated with Environmental Laws except as disclosed in the Registration Statement, which would, singly or in the aggregate, have a material adverse effect on the REIT Entities, taken as a whole;

                      (xviii)Partnership Status. Each of the Operating Partnership and the Property Partnership is organized in conformity with the requirements for qualification as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation enables it to be subject to tax as a partnership and not as a corporation or an association taxable as a corporation under the Code;

                      (xix) Operating Partnership. The partnership interests of the Operating Partnership (the "OP Units") have been validly issued and the OP Units owned, directly or indirectly, by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each of the foregoing a "Lien"). The Company is the sole general partner of the Operating Partnership;

                      (xx) Property Partnership. All of the partnership interests of the Property Partnership have been validly issued and are owned of record by the Operating Partnership and a third party; the partnership interests of the Property Partnership owned of record by the Operating Partnership are owned free and clear of all Liens;

                      (xxi) Aggregate Sales. Immediately after any sale of Securities by the Operating Partnership hereunder or under any applicable Terms Agreement, the aggregate amount of Securities which have been issued and sold by the Operating Partnership hereunder or under any Terms Agreement and of any securities of the Operating Partnership (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement; and

                      (xxii) Florida Law. The Operating Partnership and the Company have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida)



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relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               (b) Officer's Certificates. Any certificate signed by the general partner of the Operating Partnership, any officer of the Company or any of their subsidiaries delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Operating Partnership or the Company, respectively, to each Agent as to the matters covered thereby.

        2.     Solicitations as Agent; Purchases as Principal.

               (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Operating Partnership, to use its reasonable efforts to solicit offers to purchase the Securities from the Operating Partnership upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. However, the Operating Partnership reserves the right to sell Securities directly on its own behalf, and may in its discretion solicit and accept offers to purchase except unsolicited offers to purchase Securities directly on its own behalf or from any broker or dealer not a party to this Agreement (whether acting as principal or as agent) provided that (i) if any such broker or dealer is acting on an agency basis such offer to purchase was not solicited by the Operating Partnership or the Company and such broker or dealer is engaged on terms substantially similar (including with respect to commissions) to those set forth in this Agreement and (ii) each Agent is given notice of such purchase, including in the case of any such agency sale the terms of engagement of such broker or dealer, by the Operating Partnership promptly after the purchase is agreed to. Each Agent acknowledges that, in the case of any sale of Securities by the Operating Partnership not resulting from a solicitation made or offer to purchase received by such Agent, or arising in connection with a purchase by such Agent as principal, no commission shall be payable by the Operating Partnership to such Agent with respect to such sale.

               The Operating Partnership reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities. Upon receipt of at least one business day's prior notice from the Operating Partnership, each Agent will suspend solicitation of offers to purchase Securities from the Operating Partnership until such time as the Operating Partnership has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Operating Partnership shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(i), 4(j) and 4(k) hereof; provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Securities until the Operating Partnership has delivered such opinions, letters and certificates as such Agent may reasonably request.



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               The Operating Partnership agrees to pay each Agent, as
consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Security in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                                        COMMISSION PERCENTAGE
                                                       OF AGGREGATE PRINCIPAL
RANGE OF MATURITIES                                   AMOUNT OF SECURITIES SOLD
-------------------                                   -------------------------
From 9 months to less than 1 year..............                 .125%
From 1 year to less than 18 months.............                 .150%
From 18 months to less than 2 years............                 .200%
From 2 years to less than 3 years..............                 .250%
From 3 years to less than 4 years..............                 .350%
From 4 years to less than 5 years..............                 .450%
From 5 years to less than 6 years..............                 .500%
From 6 years to less than 7 years..............                 .550%
From 7 years to less than 10 years.............                 .600%
From 10 years to less than 15 years............                 .625%
From 15 years to less than 20 years............                 .700%
20 years to and including 30 years.............                 .750%
Greater than 30 years..........................           To be negotiated

               The Agents are authorized to solicit offers to purchase Securities only in the principal amount of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Each Agent shall communicate to the Operating Partnership, orally or in writing, each offer to purchase Securities received by such Agent as agent that in its judgment should be considered by the Operating Partnership. The Operating Partnership shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

               (b) Purchase as Principal. Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Operating Partnership and may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership and the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Operating Partnership for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment, the ("Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.

               (c) Obligations Several. The Operating Partnership acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof.

               (d) Administrative Procedures. The Agents and the Operating Partnership agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Operating Partnership and the Agents.

               (e) Other Securities. The Operating Partnership agrees to notify each Agent of sales by the Operating Partnership of Other Securities.

        3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Skadden, Arps, Slate Meagher & Flom, Los Angeles, California, at 8:00 a.m., Los Angeles time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Operating Partnership but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Operating Partnership accepts an offer by any Agent to purchase Securities as principal (such time and date being referred to herein as the "Commencement Date").

        4. Covenants. The Operating Partnership and the Company each covenant and agree with each Agent as follows:

               (a) (i) to make no amendment or supplement to the Registration Statement or the Prospectus prior to the termination of the offering of the Securities pursuant to this Agreement or any Terms Agreement which shall be disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Operating Partnership's periodic filings with the Commission described in clause (iii) below, copies of which filings the Operating Partnership will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause
(i), promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act and to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Operating Partnership will promptly advise each Agent (A) of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information; and (C) of the receipt by the Operating Partnership of any notification with respect to any suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. The Operating Partnership agrees to use every reasonable effort to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or of any notification suspending any such qualification and, if issued, to use promptly every reasonable effort to obtain withdrawal thereof as soon as possible. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Securities so long as it is not reasonably satisfied with such document;

               (b) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Securities; provided that the Operating Partnership shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign partnership, or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

               (c) to furnish each Agent and counsel to the Agents, at the expense of the Operating Partnership, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request;

               (d) if at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of counsel for the Agents or counsel for the Operating Partnership, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Operating Partnership, to suspend solicitation of offers to purchase Securities from the Operating Partnership (and, if so notified, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Securities such Agent may then own as principal. If the Operating Partnership shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If such amendment or supplement and the documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(e), 4(i), 4(j) and 4(k) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, then upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Securities hereunder. Notwithstanding any other provision of this Section 4(d), if during such period an Agent continues to own Securities purchased from the Operating Partnership by such Agent as principal or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Securities, if any event described in this Section 4(d) occurs the Operating Partnership will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Section 4(e), 4(i), 4(j) and 4(k) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement;

               (e) to furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Operating Partnership relating to the business, operations and affairs of the Operating Partnership, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Operating Partnership of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading or withdrawal, or on its receipt of any notice of (i) any intended or potential downgrading or withdrawal or (ii) any surveillance, review or possible change that does not indicate an improvement in the rating accorded any of the securities of, or guaranteed by, the Operating Partnership by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

               (f) to make generally available to its security holders and to the Agents as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Operating Partnership occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Securities;

               (g) so long as any Securities are outstanding, to furnish to the Agents copies of all reports or other communications (financial or other) furnished to holders of Securities and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Operating Partnership is listed;

               (h) that, from the date of any applicable Terms Agreement with an Agent or other agreement by an Agent to purchase Securities as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Operating Partnership which are substantially similar to the Securities, without the prior written consent of such Agent;

               (i) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change which the Agents deem to be immaterial) and each time the Operating Partnership sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of opinions under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Operating Partnership shall furnish or cause to be furnished forthwith to such Agent written opinions of Davis Polk & Wardwell and Piper & Marbury L.L.P., or other counsels for the Operating Partnership satisfactory to such Agent, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the opinions referred to in Section 6(c) and 6(d), respectively, hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such opinion, or, in lieu of such opinion, counsel last furnishing such an opinion may furnish to the Agents a letter to the effect that such Agent may rely on the opinion of such counsel which was last furnished to such Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of delivery of such letter).

               (j) that each time the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Operating Partnership sells Securities to such Agent as principal pursuant to a Terms

Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Operating Partnership shall cause the independent certified public accountants who have certified the financial statements of the Operating Partnership and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat statements with respect to such financial information or other matters made in the letter referred to in Section 6(e) hereof which was last furnished to such Agent;

               (k) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change which the Agents deem to be immaterial), and each time the Operating Partnership sells Securities to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Operating Partnership shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Operating Partnership, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the certificates referred to in Section 6(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(b) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

        5. Costs and Expenses. The Operating Partnership covenants and agrees with each Agent that the Operating Partnership will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary filing (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents (or in connection with any Terms

Agreement, the applicable Agent) may designate (including reasonable fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) in connection with the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Securities, including any opinions to be rendered by such counsel hereunder and (ix) in connection with any advertising and out-of-pocket expenses incurred by the Agents.

        6. Conditions. The obligations of any Agent, as agent of the Operating Partnership, at any time ("Solicitation Time") to solicit offers to purchase the Securities, the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject (l) to the condition that all representations and warranties of the Operating Partnership herein and all statements of officers of the Operating Partnership and its general partners made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Operating Partnership accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Operating Partnership shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:

               (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

                      (i) the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Operating Partnership; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                      (ii) there shall not have occurred any downgrading, nor shall any notice have been given of (A) downgrading or withdrawal, (B) any intended or potential downgrading or withdrawal or (C) any surveillance, review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Operating Partnership or any Subsidiary by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

                      (iii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the partners' capital or long-term debt of the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Prospectus, or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the REIT Entities considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities the Operating Partnership or the purchase by such Agent of Securities from the Operating Partnership, as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented; and neither the Operating Partnership nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and

                      (iv) (A) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of or guaranteed by the Operating Partnership shall not have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (D) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of such Agent or Agents or of such other purchaser, is material and adverse and which in the judgment of such Agent or Agents or of other purchaser makes it impracticable to proceed with the solicitation by such Agent of offers to purchase Securities from the Operating Partnership or the purchase by such Agent of Securities from the Operating Partnership as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made;

               (b) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received a certificate or certificates signed by an executive officer of the Company in its individual capacity and in its capacity as general partner of the Operating Partnership, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the further effect that (1) the representations and warranties of the

Company and the Operating Partnership contained herein are true and correct in all material respects on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, (2) the Company and the Operating Partnership have complied with all agreements and all conditions on their part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (3) there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the REIT Entities considered as one enterprise, whether or not arising in the ordinary course of business.

               (c) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Davis Polk & Wardwell, New York, New York, counsel for the Operating Partnership, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

                      (i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. Based solely on certificates of public officials, such counsel confirms that the Operating Partnership is qualified to do business in the State of California;

                      (ii) The Operating Partnership has the power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus;

                      (iii) To the best of such counsel's knowledge, based solely on certificates of public officials, such counsel confirms that the Company is qualified to do business in the State of California. Based on a certificate of an officer of the Company and to the best of such counsel's knowledge, other than the Operating Partnership, the Company has no Significant Subsidiaries;

                      (iv) the Indenture has been duly qualified under the TIA and, assuming due authorization, execution and delivery by the Company in its capacity as general partner of the Operating Partnership, is a valid and binding agreement of the Operating Partnership, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                      (v) assuming due authorization by the Company in its capacity as general partner of the Operating Partnership, the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by any purchaser of Securities sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Operating Partnership, enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                      (vi) Assuming due authorization, execution and delivery by the Company in its individual capacity and its capacity as general partner of the Operating Partnership, the execution and delivery by the Operating Partnership and the Company and the performance by the Operating Partnership and the Company of their respective obligations, under, as the case may be, the Indenture, the Securities, this Agreement and any applicable Terms Agreement will not contravene (1) the certificates of limited partnership of the Operating Partnership and the Property Partnership, the OP Agreement or the Property Partnership Agreement, or (2) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Operating Partnership or its Subsidiaries is a party or by which any of them or their respective properties is bound that is material to the Company and its Subsidiaries, taken as a whole, or (3) any provision of New York or federal law or the Delaware Revised Uniform Limited Partnership Act, or (4) to the best knowledge of such counsel any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries (it being understood that such counsel expresses no opinion as to any order, rule or regulation of the United States Department of Housing and Urban Development ("HUD"), except, with respect to clauses (2), (3) and (4), for a contravention which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, or business affairs of, the Company and its Subsidiaries, taken as a whole; no consent, approval, authorization or order of or qualification with, any New York or federal governmental body or agency (it being understood that such counsel expresses no opinion as to any consent, approval, authorization or order of or qualification with, HUD) is required for the performance by the Operating Partnership and the Company of its obligations under, as the case may be, the Indenture, the Securities, this Agreement and any applicable Terms Agreement, except such as may be required by the securities, Blue Sky or real estate syndication laws of the various states in connection with the offer and sale of the Securities and except no opinion need be made with respect to agreements and instruments referred to in clause (2) above.

                      (vii) The statements (A) in the Prospectus under the captions "Description of the Debt Securities", "Description of the Notes", "Plan of Distribution" and "Supplemental Plan of Distribution", (B) in the Registration Statement under Item 15, (C) "Item 3 - Legal Proceedings" of Part I of the Operating Partnership's most recently filed annual report on Form 10-K and "Item 1 - Legal Proceedings" of Part II of the Operating Partnership's quarterly reports on Form 10-Q filed since such Form 10-K incorporated by reference in the Registration Statement in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein. Although the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States Federal income tax consequences referred to therein, subject to the qualifications stated therein;

                      (viii) Such counsel does not know of any legal or governmental proceedings pending or threatened to which any of the REIT Entities or any of the Properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required;

                      (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                      (x) Assuming due authorization, execution and delivery of this Agreement and any applicable Terms Agreement by the Company, in its individual capacity and in its capacity as general partner of the Operating Partnership, this Agreement and such Terms Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                      (xi) such counsel (A) is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented (except for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply when so filed as to form in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for the financial statements and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective or as of the date of the Distribution Agreement or any applicable Terms Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus and any amendments and supplements thereto (except for the financial statements and other financial and statistical data included or incorporated therein as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the Securities Act and the TIA and (D) has no reason to believe that (except for the financial statements and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 4(i), the opinion and belief set forth in clauses (C) and (D) above shall be deemed not to cover information concerning an offering of particular Securities to the extent such information will be set forth in a supplement to the Basic Prospectus;

                      (xii) The Operating Partnership is not and upon issuance and sale of the Securities as contemplated by this Agreement and any applicable Terms Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                      In giving its opinion, such counsel may rely (i) as to all matters of fact, to the extent it deems proper, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Company, the Operating Partnership and the Subsidiaries (ii) as to matters of Maryland law, on the opinion of Piper & Marbury, L.L.P., Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Agents, and (iii) as to the good standing and qualification of the Operating Partnership and the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate public officials or opinions of counsel in such jurisdictions. Counsel need express no opinion with respect to the requirements of, or compliance with, any state securities or "Blue Sky" or real estate syndication laws. With respect to the matters to be covered in
Section 6(c)(xi) above, counsel, may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

               (d) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, an opinion of Piper & Marbury L.L.P., special Maryland counsel for the Company, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date as Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents to the effect that:

                      (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                      (ii) This Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company in its individual capacity and in its capacity as general partner of the Operating Partnership;

                      (iii) The Indenture has been duly authorized, executed and delivered by the Company in its capacity as general partner of the Operating Partnership;

                      (iv) The Securities have been duly authorized by the Company in its capacity as general partner of the Operating Partnership;

                      (v) The execution, delivery and performance by the Company, in its individual capacity and in its capacity as general partner of the Operating Partnership, of this Agreement, any applicable Terms Agreement, the Indenture and the Securities and the performance by the Company of its obligations under this Agreement and any applicable Terms Agreement do not and will not contravene any provision of applicable Maryland law or the charter or by-laws of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Maryland is required for the performance by the Company of its obligations under this Agreement, any applicable Terms Agreement,(excluding the securities or Blue Sky laws of the State of Maryland, as to which such counsel need not express any opinion);

                      (vi) The OP Agreement has been duly authorized, executed and delivered by the Company in its individual capacity. The execution, delivery and performance of the OP Partnership Agreement by the Company in its individual capacity does not and will not contravene any provision of applicable Maryland law or the charter or by-laws of the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Maryland is required for the performance by the Company of its obligations under the OP Partnership Agreement (excluding the securities or Blue Sky laws of the State of Maryland, as to which such counsel need not express any opinion).

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

               (e) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery as the case may be, in form and substance satisfactory to such Agent or Agents with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case, such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

               (f) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable

Terms Agreement or other agreement, at the corresponding Time of Delivery, the independent certified public accountants who have certified the financial statements included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

               (g) On the Commencement Date and at each Time of Delivery, the Operating Partnership and the Company, in it is capacity as sole general partner of Operating Partnership shall have furnished to the relevant Agent or Agents such further certificates, information and documents as such Agent or Agents may reasonably request.

               (h) On the Commencement Date, the Securities shall be rated at least Ba1 by Moody's Investor Service, BBB- by Standard & Poors Rating Group, a division of McGraw Hill, Inc. and BBB by Fitch Investors Service L.P. and the Operating Partnership shall have delivered to the Agents letters, dated as of such date, from each such rating organization, or other evidence satisfactory to the Agents, confirming that the Securities have such ratings.

        7. Indemnification and Contribution. (a) The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Agent which assists such Agent in the distribution of the Securities from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Operating Partnership shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Operating Partnership and/or the Company in writing by such Agent expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Agent (or to the benefit of the person controlling such Agent or to the affiliate of such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, if a copy of the Prospectus (as then amended or supplemented if the Operating Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Operating Partnership with Section 4(c).

               (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership and the Company and the Company's directors, its officers who sign the Registration Statement, each person who controls the Operating Partnership or the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Operating Partnership and the Company to each Agent, but only with reference to information relating to such Agent furnished to the Operating Partnership or the Company in writing by such Agent expressly for use in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 7 and Section 1(a)(i), the only written information furnished by the Agents to the Operating Partnership expressly for use in the Registration Statement and the Prospectus is (a) the names of the Agents on the cover page of the Prospectus specifically relating to the Securities, (b) the information regarding stabilization on the inside front cover page of the Prospectus specifically relating to the Securities, and (c) the information the second sentence of the first paragraph, the last two sentences of the second paragraph, the last two sentences of the sixth paragraph, the first sentence of the eighth paragraph and the ninth paragraph under the caption "Supplemental Plan of Distribution" in the Prospectus.

               (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents, each affiliate of any Agent which assists such Agent in the distribution of the Securities and such control persons of the Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Party by the Agents that are Indemnified Parties and any such separate firm for the Operating Partnership, the Company, the directors of the Company or the officers of the Company who sign the Registration Statement and such control persons of the Operating Partnership, the Company or authorized representatives shall be designated in writing by the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to herein in connection with any offering of Securities, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and each Agents on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the Company on the one hand and the Agents on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Operating Partnership and the total discounts and the commissions received by each Agent in respect thereof bear to the aggregate public offering price of the Securities. The relative fault of the Operating Partnership and the Company on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company on the one hand or such Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Operating Partnership and each Agent agrees that it would not be just and equitable if contribution pursuant to this Subsection
(d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Subsection (d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in this Subsection 7(d) that were sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Agent to contribute pursuant to this Subsection (d) is several (in the proportion that the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears the aggregate principal amount of the Securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

               (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or equity.

               (f) The indemnity and contribution agreements contained in this
Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above and the representations, warranties and covenants of the Operating Partnership and the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company, the Operating Partnership, its officers or partners or any other person controlling the Operating Partnership and (iii) acceptance of and payment for any of the Securities.

        8.     Termination. (a) This Agreement may be terminated at any time
(i) by the Operating Partnership with respect to any or all of the Agents or
(ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein and immediately upon the occurrence of any of the events set forth in Sections 6(a)(ii), 6(a)(iii) or 6(a)(iv) of this Agreement occurring on or after the date of such Terms Agreement. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of
Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(f), 4(g), 5, 7, 9, 10, 13, and 16 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Operating Partnership but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(h) through 4(k) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of Sections 5, 7, 9, 10, 13, and 16 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

               (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal of the part of the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Operating Partnership shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Operating Partnership agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Securities.

        9. Position of the Agents. Each Agent, in soliciting offers to purchase Securities from the Operating Partnership and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Operating Partnership and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. Each Agent will make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Securities from the Operating Partnership was solicited by such Agent and has been accepted by the Operating Partnership, but such Agent shall not have any liability to the Operating Partnership in the event such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Operating Partnership shall (i) hold the relevant Agent harmless against any losses, claims, damages or liabilities arising from or as a result of such default by the Operating Partnership and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

        10. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representations, warranties, and other statements of the Operating Partnership and the Company, its respective officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Operating Partnership, or any officer or director or any controlling person of the Operating Partnership or the Company, and shall survive each delivery of and payment for any of the Securities.

        11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telex. Communications to the Agents will be sent, respectively, to:

J.P. Morgan Securities Inc.
60 Wall Street,
New York, N.Y. 10260,
Attention: Medium-Term Note Department,
Telecopy Number: (212) 648-5909;

Goldman, Sachs & Co.,
Karen Robertson, Medium-Term Note Desk,
85 Broad Street,
New York, New York 10004,
Telecopy Number: (212) 357-4451;

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Merrill Lynch World Headquarters, North Tower, World Financial Center,
  10th Floor,
New York, New York 10281-1310,
Telecopy Number: (212) 449-2234;

Morgan Stanley & Co. Incorporated,
1585 Broadway, 2nd Floor,
New York, New York 10036,
Attention: Manager: Continuously Offered Products,
Telecopy Number: (212) 761-0780;

Skadden, Arps, Slate Meagher & Flom LLP,
300 S. Grand Avenue, Suite 3400,
Los Angeles, California 90071,
Attention Gregg A. Noel, Esq.
Telecopy Number: (213) 687-5600.

Communications to the Operating Partnership and the Company, will be sent to them at
c/o Irvine Apartment Communities, Inc.,
550 Newport Center Drive, Suite 300,
Newport Beach, California 92660,
Attention: James E. Mead,
Telecopy Number: (714) 720-5532).


        12. Acknowledgment. The Operating Partnership, the Company and each of the Agents acknowledges that Skadden, Arps, Slate, Meagher & Flom LLP, which is acting as counsel to the Agents in connection with the offer and sale of the Securities, also acts as counsel from time to time to certain affiliates of the Operating Partnership and the Company in connection with unrelated matters. The Operating Partnership, the Company and each of the Agents consent to Skadden Arps, Slate Meagher & Flom LLP so acting as counsel to the Agents.

        13. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent the Operating Partnership and the Company and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

        14. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Operating Partnership, the Company and each Agent; provided, however, that the Operating Partnership and the Company may from time to time, on prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement the sole effect of which is to the addition of any such firm as an Agent under this Agreement.

        15. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banking institutions in The City of New York City or The City of Los Angeles are required or authorized by law, regulation or executive order to close; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

        16. APPLICABLE LAW. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        17. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

        18. Headings. The headings of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

               If the foregoing is in accordance with your understanding, please sign and return to us 11 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Operating Partnership, the Company and each of you in accordance with its terms.


                                   Very truly yours,

                                   IRVINE APARTMENT COMMUNITIES, L.P.,
                                   a Delaware limited partnership



                                   By: Irvine Apartment Communities , Inc.,
                                   a Maryland corporation,
                                   its sole general partner



                                   By: /s/ JAMES E. MEAD
                                       -------------------------------
                                   Name:  James E. Mead
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Secretary


                                   IRVINE APARTMENT COMMUNITIES, INC.,
                                   a Maryland corporation



                                   By: /s/ JAMES E. MEAD
                                       -------------------------------
                                   Name:  James E. Mead
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Secretary

Accepted in New York, New York,  as of
the  date first above written

J.P. MORGAN SECURITIES, INC.


By: /s/ PATRICIA LUNKA
    --------------------------------
    Name: Patricia Lunka
    Title: Vice President

MERRILL, LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED



By: /s/ VICTORIA K. COLLISON
    -------------------------------
    Name: Victoria K. Collison
    Title: Vice President


GOLDMAN, SACHS & CO.



By: /s/ GOLDMAN SACHS & CO.
    -------------------------------
    Name:
    Title:


MORGAN STANLEY & CO. INCORPORATED



By: /s/ RON D. STURZENEGGER
    -------------------------------
    Name: Ron D. Sturzenegger
    Title: Principal

                                                                       Exhibit A



                       IRVINE APARTMENT COMMUNITIES, L.P.

                           MEDIUM TERM NOTES, SERIES A

                                 TERMS AGREEMENT



                                                              ___________, 199__


        Irvine Apartment Communities, L.P.
        550 Newport Center Drive
        Suite 300
        Newport Beach, California 92660


        Attention:  ____________________


                    Re:  Distribution Agreement dated as of
                 April __ , 1998 (the "Distribution Agreement")

        The undersigned agrees to purchase your Medium-Term Notes, Series A having the following terms:

           Principal Amount:_________________________________

           Original Issue Date:______________________________

           Settlement Date, Time and Place:__________________

           Maturity Date:____________________________________

           Purchase Price: ______% of Principal Amount, plus accrued interest, if any, from Settlement Date

           Price to Public:______% of Principal Amount, plus accrued interest, if any, from Settlement Date

           Redemption Date (Dates):  _____________, commencing

           Initial Redemption Price:

           Annual Redemption Price decrease:

           Repayment Date (Dates):

           Repayment Price:

           Initial accrual period OID:

           Original Yield to Maturity

        (For Fixed Rate Notes)

           Interest Rate:_______________________

           Applicability of modified payment upon acceleration:

           If yes, state issue price:

           Amortization schedule:

        (For Floating Rate Notes)
               Initial Interest Rate:____________________

               Interest Rate Basis: CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate.


               Index Maturity (30, 60, 90 days, 6 months, 1 year,
                 other):______________________

               Interest Reset Period (monthly, quarterly,
                 semiannually, annually): _________________

               Interest Payment Period (monthly, quarterly,
                 semiannually, annually):_________________

               Spread: ____________________ points  (+/-)

               Spread Multiplier: ___________%

               Maximum Interest Rate:________%

               Minimum Interest Rate:________%

               Initial Interest Reset Date:__________________

               Interest Reset Dates:__________________

               Interest Determination Dates:__________

        Interest Payment Dates:________________

        Calculation Agent: U.S. Bank Trust National Association with offices in New York.

        Other terms of Securities:

        Provisions relating to default, if any:

                  The provisions of Sections 1, 2(b), 2(d), 4 through 7, 10, 11, 13 and 16 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                  [This Agreement is subject to termination in our absolute discretion on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 of the Distribution Agreement shall survive for the purposes of this Agreement.]

                  The certificate referred to in Section 4(k) of the Distribution Agreement, the opinion referred to in Section 4(i) of the Distribution Agreement and the accountants' letter referred to in
        Section 4(j) of the Distribution Agreement will be required.

                                        [Agent]


                                        By:______________________
                                                  (Title)

Accepted:

IRVINE APARTMENT COMMUNITIES, L.P.
A Delaware limited partnership


    By: IRVINE APARTMENT COMMUNITIES, INC.,
           A Maryland corporation



By ________________________________
     Name:
     Title:



IRVINE APARTMENT COMMUNITIES, INC.,
A Maryland corporation, its sole general partner



By ________________________________
     Name:
     Title:

                                                                       EXHIBIT B


                            ADMINISTRATIVE PROCEDURES


        The Medium-Term Notes, Series A Due Nine Months or More from Date of Issue (the "Notes") are to be offered on a continuing basis by Irvine Apartment Communities, L.P. (the "Issuer"). J. P. Morgan Securities Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated, as agents (each an "Agent" and, collectively, the "Agents"), have each agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Issuer reserves the right to sell Notes directly or indirectly on its own behalf to investors. No Agent will be obligated to, but may from time to time, purchase Notes as principal for its own account. The Notes are being sold pursuant to a Distribution Agreement dated April __, 1998 (the "Agency Agreement"), between the Issuer and each of the Agents, and will be issued pursuant to an indenture dated as of October 1, 1997 and all indentures supplemental thereto, including Supplemental Indenture No. 2 dated as of April __, 1998 between the Issuer and U.S. Bank Trust National Association formerly known as First Trust of California, National Association, as trustee (collectively with any paying agent, registrar, transfer agent and authenticating agent appointed pursuant to the Indenture, the "Trustee") with respect to the Notes. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agency Agreement. The Notes have been registered under the Securities Act of 1933 (the "Act").

        Each Note will be represented by a Global Security (as defined in the Indenture), such Global Security, for purposes hereof a global note (a "Global Note") registered in the name of a nominee of The Depository Trust Company, as Depositary ("DTC") (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"). It is currently contemplated that both Notes that bear interest at a fixed rate (a "Fixed Rate Note") and Notes that bear interest at a variable rate (a "Floating Rate Note") and that are denominated and payable in U.S. dollars may be issued as Book-Entry Notes.

        Administrative procedures and specific terms of the offering are explained below. The Issuer will advise each Agent in writing of those persons handling administrative responsibilities with whom the Agent is to communicate regarding offers to purchase Notes and the details of their delivery. Administrative procedures may be modified from time to time as reflected in the applicable Pricing Supplement (as defined below) or elsewhere.

PART I:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED
         NOTES AND GENERALLY APPLICABLE
         ADMINISTRATIVE PROCEDURES

ISSUE/
AUTHENTICATION DATE:  Each Note shall be dated as of the date of its authentication by the Trustee. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any Note (or portion thereof), shall mean the date of its original issuance (i.e., the settlement date) and shall be specified therein. The issue date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

MATURITIES:           Each Note shall mature on a Business Day, selected
                      by the purchaser and agreed to by the Issuer, which shall be nine months or more from the date of issue.

PRICE TO PUBLIC:      Each Note shall be issued at 100% of principal
                      amount unless otherwise specified in a supplement to the Prospectus (a "Pricing Supplement").

DENOMINATIONS:        The denominations of the Notes shall be $1,000 and
                      integral multiples of $1,000 in excess thereof.

REGISTRATION:         Notes shall be issued only in fully registered form.

MINIMUM PURCHASE:     The minimum aggregate amount of Notes
                      denominated and payable in U.S. dollars which may be offered to any purchaser will be $1,000.

INTEREST:             GENERAL. Each Note shall bear interest in
                      accordance with its terms, as described in the Prospectus Supplement (as defined in the Agency
                      Agreement), as supplemented by the applicable
                      Pricing Supplement.

CALCULATION
OF INTEREST:          Interest on Fixed Rate Notes and interest rates
                      on Floating Rate Notes will be determined as set forth in the form of Notes. With respect to Floating Rate Notes, the Calculation Agent shall determine the interest rate for each Interest Reset Date and communicate such interest rate to the Issuer, and the

                      Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

PAYMENTS OF INTEREST
AND PRINCIPAL:        All interest payments (excluding interest payments
                      made at maturity or upon earlier redemption or repayment) will be made by check mailed to the person entitled thereto at the address of such holder appearing on the security register for the Notes on the applicable Record Date, or at the option of the Issuer, by wire transfer to an account maintained by such person with a bank located in the United
                      States; provided, however, that if a holder of one or more Notes of like tenor and terms with an aggregate principal amount equal to or greater than U.S. $10,000,000 shall designate in writing to the Paying Agent at its corporate trust office in The City of New York on or prior to the Regular Record
                      Date relating to the Interest Payment Date an appropriate account with a bank, the Paying Agent will, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment and all succeeding payments to such person by wire transfer to the designated account. If a payment cannot be made by wire transfer because the information received by the Paying Agent is incomplete, a notice will be mailed to the holder at its registered address requesting such information.
                      Upon presentation of the relevant Note, the Trustee
                      (or any duly appointed Paying Agent) will pay in immediately available funds the principal amount of such Note at maturity and accrued interest, if any, due at maturity; provided that the Note is presented to the Trustee (or any such Paying Agent) to make payments in accordance with its normal procedures.
                      The Issuer will provide the Trustee (and any such Paying Agent) with funds available for such purpose.
                      Notes presented to the Trustee at maturity for payment will be canceled and destroyed by the Trustee and a certificate of destruction will be delivered to the Company. On the fifth Business Day
                      (as defined below) immediately preceding each interest payment date, the Trustee will furnish to the Issuer a statement showing the total amount of the interest payments to be made on such interest payment date. The Trustee will provide monthly to the Issuer a list of the principal and interest to be paid on Notes maturing in the next succeeding six months. The
                      Trustee will assume responsibility for withholding taxes on interest paid as required by law.

ACCEPTANCE OF OFFERS: Each Agent will promptly advise the Issuer of each reasonable offer to purchase Notes received by it, other than those rejected by the Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the applicable Agent.

SETTLEMENT:           All offers accepted by the Issuer will be settled on
                      the third Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser, the applicable Agent and the Issuer. The settlement date shall be specified upon receipt of an offer. Prior to 3:00 p.m., New York City time, on the business day prior to the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes pursuant to the terms communicated by the Presenting Agent as defined below pursuant to the next succeeding section no later than 2:15 p.m., New York City time, on that day.

DETAILS FOR
SETTLEMENT:           For each offer accepted by the Issuer, the Agent
                      who presented the offer (the "PRESENTING AGENT") shall communicate to the Issuer, Attention: Arun
                      Paul or Scott G. Newnam (Fax No.: (714) 720-
                      5532) who will provide a copy to the Trustee,
                      Attention:  Money Market Group (Fax No.: (212)
                      809-5459) by facsimile transmission or other acceptable means the following information (the
                      "PURCHASE INFORMATION"):

                      1. Exact name in which the Note or Notes are to be registered ("REGISTERED OWNER").

                      2.  Exact address of registered owner.

                      3.  Taxpayer identification number of registered owner.

                      4. Principal amount of each Note to be delivered to the registered owner.

                      5. In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                      6.  Interest Payment Period and Interest Payment Dates.

                      7.  Maturity Date of Notes.

                      8.  Issue Price of Notes.

                      9.  Settlement date for Notes.

                     10. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                     11.  Redemption provisions, if any.

                     12.  Repayment provisions, if any.

                     13.  Original issue discount provisions, if any.

                          The issue date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes. Prior to preparing the Notes for delivery, the Trustee will confirm the Purchase Information by telephone with the Presenting Agent and the Issuer.

CONFIRMATION:         For each accepted offer, the Presenting Agent will
                      issue a confirmation, in writing, telephonically or through any other commonly used method of communication to the purchaser and a confirmation to the Issuer, Attention: Arun Paul or Scott G.
                      Newnam (Fax No.: (714) 720-5532).

NOTE DELIVERIES AND
CASH PAYMENT:         Upon the receipt of appropriate documentation and
                      instructions from the Issuer and verification thereof, the Trustee will cause the Notes to be prepared and authenticated and hold the Notes for delivery against payment.

                      The Trustee will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against payment in immediately available funds in an amount equal to the face amount of the Notes less the Presenting Agent's commission plus any premium or less any discount provided, however, that the Trustee may deliver Notes to the Presenting Agent against receipt therefor and, later the same day, receipt of such funds in such amount. Upon receipt of such payment, the Trustee shall pay promptly an amount equal thereto to the Issuer in immediately available funds by wire transfer to the account of the Issuer maintained at Wells Fargo Bank, Account Number 4643-103732.

                      The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" below.

FAILS: In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer, by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Issuer's agent, the

                      Presenting Agent shall return such Note to the Trustee. If funds have been advanced for the purchase of such Note, the Trustee will, immediately upon receipt of such Note contact the Issuer (to the attention of Arun Paul or Scott
                      G. Newnam (Fax No.: (714) 720-5532) advising the Issuer of such failure. At such time, the Issuer will refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the business day following the settlement date. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                      Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

REDEMPTION AND
REPAYMENT:            Except as otherwise specified in the applicable Pricing
                      Supplement and on the Notes, the Notes will not be redeemable or subject to repayment prior to their Stated
                      Maturity Date.

                      Upon presentation of each Note at the Stated Maturity Date, the Paying Agent will pay the principal amount thereof, together with accrued interest. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Note is presented to the Paying Agent in time for such Paying Agent to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Paying Agent with funds available for immediate use for such purpose. Notes presented at the Stated Maturity Date will be delivered to the Paying Agent for cancellation as provided in the Indenture. The Paying Agent shall dispose of the canceled notes and, upon request by the Issuer, deliver a certificate of disposition to the Issuer and the Trustee.

MATURITY:             Upon presentation of each Note at the Stated Maturity
                      Date, the Paying Agent will pay the principal amount thereof, together with accrued interest. Such payment shall be made in immediately available funds in U.S.
                      dollars, provided that the Note is presented to the Paying
                      Agent in time for such Paying Agent to make payments in such funds in accordance with its normal procedures. The
                      Issuer will provide the Paying Agent with funds available for immediate use for such purpose. Notes presented at the Stated Maturity Date will be delivered to the Paying Agent for cancellation as provided in the Indenture. The Paying
                      Agent shall dispose of the cancelled notes and, upon request by the Issuer, deliver a certificate of disposition to the Issuer and the Trustee.

PROCEDURE FOR
RATE CHANGES:         The Issuer and each Agent will discuss from time to
                      time the price of, and the rates to be borne by, the Notes that may be sold as a result of the solicitation of offers by the Agents. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing
                      Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting and the applicable Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                      Outdated Pricing Supplements and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF
SOLICITATION;
AMENDMENT OR
SUPPLEMENT:           As provided in the Agency Agreement, the Issuer may
                      suspend solicitation of purchases at any time and, upon receipt of notice from the Issuer, each Agent will, as promptly as practicable, but in no event later than one business day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                      Each Agent which receives the notice from the Issuer contemplated by Section 2(a) of the Agency Agreement will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and their counsel and will furnish each Agent and their counsel with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide each Agent and their counsel with copies of any such amendment or supplement, confirm to each Agent and their counsel that such amendment or supplement has been filed with the Commission and advise each Agent and their counsel that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations;

                      each applicable Agent will make reasonable efforts to assist the Issuer to fulfill such obligations, but no Agent will be obligated to fulfill such obligations. The Issuer will in addition promptly advise each Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

DELIVERY OF
PROSPECTUS:           A copy of the Prospectus, as most recently amended or
                      supplemented on the date of delivery thereof (except as provided below), must be delivered to a purchaser by the applicable Agent prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser at the following respective addresses, as applicable:
                      Transaction Execution Group, J.P. Morgan Securities Inc.,
                      60 Wall Street, New York, N.Y. 10260, Telecopy Number
                      (212) 648-5151; Goldman, Sachs & Co., Karen Robertson,
                      Medium-Term Note Desk, 85 Broad Street, New York, New York
                      10004, Telecopy Number (212) 357-4451; Merrill Lynch &
                      Co., Merrill Lynch World Headquarters, North Tower, World
                      Financial Center, 10th Floor, New York, New York
                      10281-1310, Telecopy Number: (212) 449-2234; Morgan
                      Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New
                      York, New York 10036, Attention: Manager: Continuously
                      Offered Products, Telecopy Number: (212) 761-0780. The
                      Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. The Issuer shall use its reasonable best efforts to send any applicable pricing supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the applicable Agent. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

AUTHENTICITY OF
SIGNATURES:           The Issuer will cause the Trustee to furnish each Agent
                      from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note.

ADVERTISING COST:     The Issuer will determine with each Agent the amount of
                      advertising that may be appropriate in offering the Notes.

BUSINESS DAY:         "Business Day" means any day other than a
                      Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York or The City of Los Angeles are authorized or required by law, regulation or executive order to close; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London
                      Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

PART II:  ADMINISTRATIVE PROCEDURES FOR GLOBAL NOTE METHOD OF BOOK-ENTRY NOTES

        The following explains the administrative procedures for the Global Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this
Part II refers to the Global Note method. Certain generally applicable administrative procedures are set forth in Part I above (See "Issue/Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form.

ISSUANCE:             On any date of settlement (as defined under "Settlement"
                      below) for one or more Book-Entry Notes, the Issuer will issue a single global security in fully registered form without coupons (a "Global Note") representing up to $200,000,000 principal amount of all such Notes that have the same Stated Maturity, redemption provisions, if any, repayment provisions, if any, Interest Payment Dates, Original Issue Date, original issue discount provisions, if any, and, in the case of Fixed Rate Notes, interest rate, or in the case of Floating Rate Notes, interest rate formula, initial interest rate, Index Maturity, Interest
                      Reset Period, Interest Reset Dates, Spread or Spread
                      Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any) (all of the foregoing are collectively referred to as the "Terms"). Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an "Issue Date", which will be (i) with respect to an original Global Note (or any portion thereof), its original issue date, and (ii) following a consolidation of Global Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued

                      Global Note. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original Issue Date. No Global Note will represent any Certificated Note.

IDENTIFICATION
NUMBERS: The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers consisting of approximately 900 CUSIP numbers relating to Book-Entry Notes. The Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to Global Notes as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION:         Each Global Note will be issued only in fully registered
                      form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS:            Transfers of a Book-Entry Note will be accomplished by
                      book entries made by DTC and, in turn, by Participants
                      (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:            The Trustee may deliver to DTC and the CUSIP Service
                      Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Note resulting from such consolidation) specifying (i) the CUSIP numbers set forth on two or more outstanding Global
                      Notes that represent Book-Entry Notes having the same
                      Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry
                      Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note.
                      Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP
                      Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global
                      Notes to be exchanged
                      exceed $200,000,000 in aggregate principal amount, one
                      Global Note will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged
                      Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see
                      "Denominations" below).

MATURITIES:           Each Book-Entry Note will mature on a Business Day nine
                      months or more from the settlement date for such Note.

NOTICE OF
REPAYMENT TERMS:      With respect to each Book-Entry Note that is repayable at
                      the option of the Holder the Trustee will furnish DTC on the settlement date pertaining to such Book-Entry Note a notice setting forth the terms of such repayment option.
                      Such terms shall include the start date and end dates of the first exercise period, the purchase date following such exercise period, the frequency that such exercise periods occur (i.e., quarterly, semiannually, annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least 7 calendar days after the last day of the exercise period.

REDEMPTION AND
REPAYMENT:            The Trustee will comply with the terms of the Letter with
                      regard to redemptions and repayments of the Notes. If a Global Note is to be redeemed or repaid in part, the Trustee will exchange such Global Note for two Global
                      Notes, one of which shall represent the portion of the Global Note being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the surrendered Global
                      Note.

DENOMINATIONS:        Book-Entry Notes will be issued in principal
                      amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but not for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global
                      Note will be issued to represent any remain ing principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

INTEREST:             GENERAL. Interest on each Book-Entry Note will begin to
                      accrue from the Original Issue Date of the Global Note representing such Note or from the most recent date to which interest has been paid, as the case may be, in accordance with the terms of the Note, as described in the Prospectus Supplement (as defined in the Agency
                      Agreement), as supplemented by the applicable Pricing
                      Supplement. Standard & Poor's Corporation will use the information received in the pending deposit message described under the Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global
                      Note in the appropriate weekly bond report published by Standard & Poor's Corporation.

                      NOTICE OF INTEREST PAYMENT AND REGULAR RECORD DATES. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date or Calculation Date, as applicable (as defined in or pursuant to the applicable Note) for Floating Rate Notes, the Issuer, upon receiving notice thereof, will notify Standard & Poor's Corporation of the interest rate determined on such Interest Determination Date or Calculation Date, as applicable.

CALCULATION OF
INTEREST:             Interest on Fixed Rate Book-Entry Notes (including
                      interest for partial periods) and interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. With respect to Floating Rate
                      Book-Entry Notes, the Calculation Agent shall determine the interest for each Interest Reset Date and communicate such interest rate to the Issuer and the Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

PAYMENTS OF
PRINCIPAL AND
INTEREST:             PAYMENTS OF INTEREST ONLY. Promptly after each Regular
                      Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest
                      Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest
                      Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard &
                      Poor's Corporation. The Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                      PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the maturity of such Global Note. The Issuer will pay to the Trustee, as paying agent, the principal amount of such Global Note, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at the maturity of such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the terms of the Indenture and deliver a certificate of destruction to the Issuer.

                      MANNER OF PAYMENT. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                      WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

ACCEPTANCE OF
OFFERS: Each Agent will promptly advise the Issuer of each reasonable offer to purchase Notes received by it, other than those rejected by the Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the applicable Agent.

SETTLEMENT:           The receipt by the Issuer of immediately available funds
                      in payment for a Book-Entry Note and the authentication and issuance of the Global Note or Global Notes representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Issuer will be settled on the third Business Day from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

SETTLEMENT
PROCEDURES:           Settlement Procedures with regard to each Book- Entry Note sold by the Issuer through an Agent as agent, shall be as follows:

                      A. For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer, Attention: Arun Paul (Fax No.: (714) 720-5532) who will provide a copy to the Trustee, Attention: Geovanni Barris (Fax No.:
                          (212) 809-5459) by facsimile transmission or other acceptable means, the information set forth below:

                           1.  Principal amount.

                           2.  Maturity Date of Notes.

                           3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                           4.  Interest Payment Period and Interest Payment
                               Dates.

                           5.  Redemption provisions, if any.

                           6.  Repayment provisions, if any.

                           7.  Settlement date (Original Issue Date).

                           8. Price to public of the Note (expressed as a percentage).

                           9. The Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                          10.  Original issue discount provisions, if any.

                          11.  Net proceeds to the Issuer.

                      B. The Trustee will confirm the information set forth in Settlement Procedure "A" above by telephone with the applicable Agent and the Issuer.

                      C. The Trustee will assign a CUSIP number to the Global Note representing such Note and will telephone the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

                          1.   The applicable information set forth in
                               Settlement Procedure "A".

                          2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                          3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date (which, in the case of Floating Rate Notes which reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Notes shall be the Regular Record Date as defined in the Note), the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes at Maturity, and amount of interest payable per $1,000 principal amount of Notes in the case of Fixed Rate Notes.

                          4. CUSIP number of the Global Note representing such Note.

                          5. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

                      D. To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the applicable

                          Agent. The Issuer will also deliver to the Trustee a Global Note representing such Note.

                      E. The Trustee will complete and authenticate the Global Note representing such Note.

                      F. DTC will credit such Note to the Trustee's participant account at DTC.

                      G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                          (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

                      H. The applicable Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (I) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                      I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                      J. The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "G", will wire transfer to the account of the Issuer maintained at Wells Fargo Bank, Account Number 4643-103732, in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "G".

                      K. The applicable Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT
PROCEDURES
TIMETABLE:            For orders of Book-Entry Notes solicited by an Agent, as
                      agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement
                      Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


                      SETTLEMENT PROCEDURE         TIME

                             A              11:00 a.m. on the sale date
                             B              12:00 noon on the sale date
                             C              2:00 p.m. on the sale date
                             D              3:00 p.m. on the day before
                                            settlement
                             E              9:00 a.m. on settlement date
                             F              10:00 a.m. on settlement date
                             G-H            2:00 p.m. on settlement date
                             I              4:45 p.m. on settlement date
                             J-K            5:00 p.m. on settlement date

                      If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                      If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                      If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE:    If an Agent or the Trustee fails to enter an SDFS deliver
                      order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send such canceled
                      Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service
                      Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry
                      Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global
                      Note.

                      If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                      Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

PROCEDURE FOR RATE
CHANGES: The Issuer and each Agent will discuss from time to time the price of, and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by such Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting and the applicable Agent will not, prior to such transmitting, mail confirmations to customers who have, offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                      Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF
SOLICITATION;
AMENDMENT OR
SUPPLEMENT:           As provided in the Agency Agreement, the Issuer may
                      suspend solicitation of purchases at any time, and, upon receipt of notice from the Issuer, each Agent will as promptly as practicable, but in no event later than one
                      Business Day following such notice, suspend solicitation until such time as the Issuer has advised it that solicitation of purchases may be resumed.

                      Each Agent which receives the notice from the Issuer contemplated by Section 2(a) of the Agency Agreement, will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and their counsel and will furnish each Agent and their counsel with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide each Agent and their counsel with copies of any such amendment or supplement, confirm to each Agent and their counsel that such amendment or supplement has been filed with the Commission and advise each Agent and their counsel that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; each applicable Agent will make reasonable efforts to assist the Issuer to fulfill such obligations, but no Agent will be obligated to fulfill such obligations. The Issuer will in addition promptly advise each Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

DELIVERY OF
PROSPECTUS:           A copy of the Prospectus, as most recently amended or
                      supplemented on the date of delivery thereof (except as provided below), must be delivered to a purchaser by the applicable Agent prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser at the following respective addresses, as applicable:
                      Transaction Execution Group, J.P. Morgan Securities Inc.,
                      60 Wall Street, New York, N.Y. 10260, Telecopy Number
                      (212) 648-5151; Goldman, Sachs & Co., Karen Robertson,
                      Medium-Term Note Desk, 85 Broad Street, New York, New York
                      10004, Telecopy Number (212) 357-4451; Merrill Lynch &
                      Co., Merrill Lynch World Headquarters, North Tower, World
                      Financial Center, 10th Floor, New York, New York
                      10281-1310, Telecopy Number: (212) 449-2234; Morgan
                      Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New
                      York, New York 10036, Attention: Manager: Continuously
                      Offered Products, Telecopy Number: (212) 761-0780.

The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. The Issuer shall use its reasonable best efforts to send any applicable pricing supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the applicable Agent. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.